Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2014, in the Registration Statement (Form F-1) and related Prospectus of 500.com Limited dated April 2, 2014.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

March 28, 2014